Exhibit 5.1

May 22, 2025

Replimune Group, Inc.

500 Unicorn Park Drive

Suite 303

Woburn, MA 01801

Re:	Replimune Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Replimune Group, Inc., a Delaware corporation (the “Company”), in connection with the filing of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

The Registration Statement relates to the proposed offer and resale by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 25,103,489 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), which consist of (i) 11,045,336 shares of the Company’s common stock (the “Initial Shares”) held by the selling stockholders, and (ii) 14,058,153 shares of the Company’s common stock (the “Pre-Funded Warrant Shares”) that are issuable upon the exercise of pre-funded warrants held by the selling stockholders (the “Pre-Funded Warrants”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Third Amended and Restated Articles of Incorporation, as amended through the date hereof, and the Amended and Restated By-laws, as in effect on the date hereof, of the Company, certain resolutions of the Company’s Board of Directors relating to the Registration Statement, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

May 22, 2025

We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time that any of the Shares are offered and sold as contemplated by the Registration Statement, and (ii) all of the Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that (i) the Initial Shares have been duly authorized, validly issued, fully paid and non-assessable, and (ii) the Pre-Funded Warrant Shares, when duly issued and delivered in accordance with the terms of the Pre-Funded Warrants (including the payment of the applicable exercise price), and provided that a sufficient number of authorized but unissued shares of common stock are available at the time of such exercise, will be validly issued, fully paid and non-assessable.

We do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

The opinions expressed herein are limited to the laws of the State of Delaware and the federal securities laws of United States.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

[Signature Page Follows]

May 22, 2025

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP